                                                                  Exhibit 4(m)


                            CERTIFICATE OF FORMATION
                                       OF
                        AMERICAN GENERAL CAPITAL, L.L.C.


         This Certificate of Formation, dated effective March 28, 1995, is being duly executed and filed by American General Corporation, as an authorized person, to form a limited liability company (the "Company") pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the "Act").

         1.      Name.  The name of the Company is "American General Capital,
L.L.C."

         2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

                 1209 Orange Street
                 Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

                 The Corporation Trust Company
                 1209 Orange Street
                 Wilmington, Delaware 19801

         EXECUTED as of the date written first above.

                                          AMERICAN GENERAL CORPORATION



                                          By: /s/  AUSTIN P. YOUNG
                                              ____________________________
                                          Name:    Austin P. Young
                                          Title:   Senior Vice President and
                                                   Chief Financial Officer